UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

62 Fourth Avenue

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The response to this item is included in Item 3.02 Unregistered Sales of Equity Securities and is incorporated herein in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

As reported in the press release attached as Exhibit 99.1, on September 8, 2009, the Company entered into securities purchase agreements in connection with a private placement of its securities to certain institutional and other accredited investors pursuant to which NeuroMetrix agreed to sell and issue (i) an aggregate of 8,816,521 newly issued shares of its common stock, par value $0.0001 per share and (ii) warrants to purchase an aggregate of 8,375,695 shares of common stock.  The sale of securities was consummated on September 10, 2009 resulting in aggregate gross proceeds of approximately $18.68 million.  The net proceeds, after deducting offering expenses (including fees to the placement agent and co-agent of 6.5%), are expected to be approximately $17.3 million.

The common stock and warrants were sold as a unit for a price of $2.12, with each unit comprised of one share of common stock and a warrant to purchase 0.95 shares of common stock.  The warrants are exercisable at any time six months after the closing date through the fifth anniversary of the closing date.  The warrants have an exercise price of $2.20 per share, reflecting a 10% premium over the consolidated closing bid price for the Company’s common stock as reported on the Nasdaq Stock Market on September 4, 2009.  The warrants contain certain limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates to exceed 19.9% of the total number of shares of our common stock then issued and outstanding (with a separate threshold of 9.99% of the total number of shares outstanding for any shareholder who has not exceeded that threshold as of the date of closing).  The number of shares for which the warrants are exercisable and the associated exercise prices are subject to certain adjustments as set forth in the warrants.  The holder has the right to net exercise any outstanding warrants for shares of our common stock.  In addition, upon certain changes in control of NeuroMetrix, to the extent the warrants are not assumed by the acquiring entity, the holder can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding warrants.

Pursuant to the terms of the securities purchase agreement, NeuroMetrix granted to the investors certain registration rights related to the shares of common stock sold in the private placement, including the shares to be acquired upon exercise of the warrants (and certain shares currently owned by one of the Company’s significant stockholders who invested in the private placement).  The Company is required to file a registration statement for the resale of the shares of common stock issued pursuant to the securities purchase agreement within 45 days following the closing date of the private placement and to use its best efforts to cause such registration statement to be declared effective within 60 days following the closing date (or 120 days following the closing date if the Securities and Exchange Commission determines to review the registration statement).  NeuroMetrix may incur liquidated damages if it does not meet its registration obligations under the securities purchase agreement.  NeuroMetrix also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

Canaccord Adams Inc. acted as placement agent and Ladenburg Thalmann & Co. Inc. (NYSE:LTS) acted as co-agent for the transaction and, in such capacity are entitled to warrants to purchase an aggregate of 207,188 shares of common stock.  The placement agents’ warrants are in the same form as that issued to participants in the private placement but the shares acquired upon exercise are not entitled to registration rights.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of the shares of common stock and warrants pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing is only a brief description of the material terms of the securities purchase agreement and the warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the securities purchase agreement and form of warrant, which are filed as Exhibit 10.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03.  Material Modification to Rights of Security Holders.

On September 8, 2009, NeuroMetrix Inc. issued a press release to announce that in connection with a private placement of its securities, it has amended its shareholders rights agreement to provide that the acquisition of beneficial ownership in excess of 15% of its common stock pursuant to the securities purchase agreement and the warrants by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited would not create a triggering event as defined in the shareholders rights agreement.  A copy of the first amendment is furnished herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.1	Amendment to Shareholder Rights Agreement, dated September 8, 2009.

4.2	Form of warrant to purchase shares of common stock.

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated September 10, 2009, titled “NeuroMetrix Completes Private Placement”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEUROMETRIX, INC .

Dated: September 14, 2009	By:
/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amendment to Shareholder Rights Plan, dated September 8, 2009.

4.2	Form of warrant to purchase shares of common stock.

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated September 10, 2009, titled “NeuroMetrix Completes Private Placement”.